Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated August 17, 2026 with respect to the Voting Common Stock, par value $0.0001 per share, of Jasper Therapeutics, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Velan Capital Master Fund LP

By:	/s/ Adam Morgan
Adam Morgan, Managing Member of Velan Capital Holdings LLC, its General Partner
Date:	08/17/2026

Velan Capital Holdings LLC

By:	/s/ Adam Morgan
Adam Morgan, Managing Member
Date:	08/17/2026

Velan Horizon Fund LP

By:	/s/ Adam Morgan
Adam Morgan, Managing Member of Velan Horizon GP LLC, its General Partner
Date:	08/17/2026

Velan Horizon GP LLC

By:	/s/ Adam Morgan
Adam Morgan, Managing Member
Date:	08/17/2026

Avego Healthcare Capital, L.P.

By:	/s/ Balaji Venkataraman
Balaji Venkataraman, Managing Member of Avego Healthcare Capital Holdings, LLC, its General Partner
Date:	08/17/2026

Avego Healthcare Capital Holdings, LLC

By:	/s/ Balaji Venkataraman
Balaji Venkataraman, Managing Member
Date:	08/17/2026

Avego Management LLC

By:	/s/ Balaji Venkataraman
Balaji Venkataraman, Managing Member
Date:	08/17/2026

Velan Capital Investment Management LP

By:	/s/ Adam Morgan
Adam Morgan, Managing Member of Velan Capital Management LLC, its General Partner
Date:	08/17/2026

Velan Capital Management LLC

By:	/s/ Adam Morgan
Adam Morgan, Managing Member
Date:	08/17/2026

Morgan Adam

By:	/s/ Adam Morgan
Adam Morgan
Date:	08/17/2026

VENKATARAMAN BALAJI

By:	/s/ Balaji Venkataraman
Balaji Venkataraman
Date:	08/17/2026

Kapoor Vishal

By:	/s/ Vishal Kapoor
Vishal Kapoor
Date:	08/17/2026